                                                                   EXHIBIT 10.15

                                 SCIENCE CENTRE

                                     LEASE

PARTIES AND PREMISES UNDER THE LEASE
------------------------------------

                                     (S)l

We, the undersigned SYMBION A/S (hereinafter referred to as SYMBION), Fruebjergvej 3/Gribskovvej 4, DK-2100 Copenhagen 0, hereby lease unto the co-signatory AUDA PHARMACEUTICALS ApS (hereinafter referred to as THE SCIENCE PARK LESSEE), the premises indicated on the plans annexed hereto and located in the property Fruebjergvej 3/Gribskovvej 4, DK-2100 Copenhagen 0.

The total floorage of the leased premises comes to 236 sq.m., to which should be added the lessee's share in core areas, corridors, etc. The gross floorage for rent calculation purposes thus appears by multiplying the above net area by factor 1.6, which gives a total gross floorage of 377,60 sq.m.

COMMENCEMENT AND TERMINATION OF THE TERM UNDER THE SCIENCE PARK LEASE
---------------------------------------------------------------------

                               (S)2

The leased premises shall be taken by the SCIENCE PARK LESSEE from 1st of April 1997 to hold for a fixed term of 3 years, i.e. until 31st of March 2000, when the lease shall cease without any further notice unless it is renewed for another 3-year term not later than 2 months before its expire.

USE AND SPECIAL NATURE OF THE SCIENCE PARK TENANCY
--------------------------------------------------

                               (S)3

THE SCIENCE PARK LESSEE may use the premises only for such activities as fall under the objective of the Science Park, i.e. for research and office purposes, including development work, but not exclusively for production or for trading activities alone. The authority to determine the scope and extent of those activities which fall under the objectives and framework of the Science Park shall be vested in SYMBION'S Board of Directors alone.

SYMBION shall be entitled to lease premises in the property to all other kinds of undertaking, including undertakings engaging in the same kind of activities as THE SCIENCE PARK LESSEE, direct competitors, etc. Whenever practicable and upon request, SYMBION will endeavor to set up the individual tenancies in the Science Park in an appropriate manner so as to ensure that e.g. lessees that must be considered to be competitors arc placed at some distance. However, there shall be no commitment upon SYMBION in this respect, and SYMBION shall have the final say in the placing of the individual tenancies in the Science Park.

                               (S)4

THE SCIENCE PARK LESSEE shall be responsible for any necessary arrangements in connection with the preservation of all kinds of business secrets, such as e.g. the locking of the leased facilities, entry control to the leased premises, etc.

THE SCIENCE PARK LESSEE shall be obliged to fully respect other Science Park lessees' sovereignty over their own premises, and no SCIENCE PARK LESSEE may violate such sovereignty uninvitedly or without prior permission.

The Science Park Secretariat shall always have free and unrestricted access to the premises leased by THE SCIENCE PARK LESSEE and may secure access for itself, if it proves necessary. All Science Park Secretariat staff are required to sign a separate confidentiality statement in connection with their employment.

                               (S)5

THE SCIENCE PARK LESSEE shall be obliged to endure any inconvenience and allow access to the leased premises for workmen or technicians whenever required by the property's condition for the purpose of i.a. viewing, inspecting, repairing, rebuilding, improving, replacing or controlling the property's installations and parts, or whenever required in connection with the establishment of other tenancies in the Science Park.

Such access shall be given subject to prior notice thereof and as agreed upon with THE SCIENCE PARK LESSEE, and in its organization of such work SYMBION shall endeavor to give due consideration to THE SCIENCE PARK LESSEE. SYMBION disclaims any liability for loss of profits or other losses sustained as a consequence of such work.

                               (S)6

The leased premises shall be taken in their present condition and as inspected by THE SCIENCE PARK LESSEE. The leased premises have been prepared for such special installations as may be required by a Science Park tenancy, but the final furnishing details and special installations must be made by, and at the expense of, THE SCIENCE PARK LESSEE.

THE SCIENCE PARK LESSEE shall be solely responsible for ensuring that the use of the premises under the present lease complies with the current provisions of the Danish legislation and Danish public authorities, and SYMBION shall be exempt from all liability in this respect.

SYMBION alone shall be responsible for ensuring that the actual leasing of the premises under the present Science Park lease does not constitute a violation of any easements or encumbrances on the property or of other private or public limitations of SYMBION'S right of disposal, including in particular that leasing may be made for Science Park purposes.

RENT AND RENT ADJUSTMENTS
-------------------------

                               (S)7

The annual rent payable for the leased premises and agreed upon by the parties amounts to DKK 1,144.86 per sq.m. gross (inclusive of land tax as at January 1, 1997), cf. (S)1 of the present Science Park lease, thus totaling DKK 226.560,00 annually, compare with allonge.

The rent shall be payable in advance in quarterly installments on each January 1, April 1, July 1 and October 1.

Upon taking possession of the leased premises THE SCIENCE PARK LESSEE shall pay DKK 56,640,00 for the period 1st of April 1997 until 30th of June 1997.

Henceforth rent shall be payable for the first time on 1st of July 1997 for the period 1st of July 1997 until 30th of September 1997.

The annual rent shall be linked to the net price index in proportion to the gross floorage under the lease as follows:

The above annual rent is fixed in accordance with the net price index as at October 1, 1996, cf. Executive Order no. 529 of July 10, 1995.

In the event that the net price index is discontinued or subjected to material changes, which makes it an inappropriate measure, or if it becomes customary to use other indexes or adjustment rnechanisms which are adopted for use by a considerable part of the market, SYMBION too shall be entitled to use a different index or adjustment mechanism.

Adjustment shall be made of the rent less such part of it as is calculated to account for the local land tax, cf. paragraph 1 above.

The rent of the previous year shall be adjusted by 100% of the calculated increase in the net price index.

The annual increase shall constitute a minimum of 3% of the annual rent (exclusive of increases in local land tax) which applies at the time of the net price index adjustment.

The 3% increase or the net price index adjustment shall take place once a year, on January 1, based upon the October net price index. The first adjustment, which will be made on January 1, 1998, shall be based upon the difference between the 1996 October net price index and the 1997 October net price index (cf. also annex 1 of the present lease).

Concurrent with the rent adjustment a similar adjustment of the deposit shall be effected, cf. below.

SYMBION shall further be entitled to claim any other possible rent increase obtainable under the current Danish rent legislation.

                               (S)8

Following an increase of the rent under (S)7, par. 13 of the present Science Park lease, a net price index adjustment or a 3% increase shall be made in relation to such increased rent, provided that notice thereof has been given not less than 3 months before a January 1.

Where less than 3 months have elapsed since the entry into force of a rent increase under (S)7, par. 13 above, no net price index adjustment or 3% increase shall be effected for that year, provided that the rent from the entry into force has been increased by an amount which equals or exceeds the amount under a net price index adjustment or a 3% increase.

                               (S)9

The rent shall include the land tax payable to the local authority as at January 1, 1996 cf. (S)7, par. 1 above.

In addition to the above rent and the aforementioned increase, THE SCIENCE PARK LESSEE shall pay the increase in land tax to the local authority as well as any other taxes and public charges payable on the entire property in which THE SCIENCE PARK LESSEE'S leased premises are situated, including all kinds of new taxes and public charges. Likewise, in case of any reductions in taxes and public charges the rent shall be reduced accordingly to the extent that such charges are not including in the heating accounts, cf. (S)11 below or the joint accounts, cf. (S)12 below.

The adjustment shall be made in proportion to the gross floorage under the lease.

DEPOSIT
-------

                               (S)10

THE SCIENCE PARK LESSEE shall pay a general deposit equaling four months' rent or DKK 75.520.00, compare with allonge. Payment of the deposit shall be effected upon the setting up of the lease.

The deposit shall constitute security for all the commitments of THE SCIENCE PARK LESSEE under the present lease, including the payment of rent, heating charges, contributions to the running expenses, obligations upon moving out, etc., as well as costs payable to the Secretariat for the consumption of sundry services, cf. (S)14 below.

HEATING CHARGES
---------------

                               (S)11

SYMBION shall be in charge of the provision of heating and hot water to the leased premises.

In accordance with (S)46, cf. (S)36, of the Danish Rent Act, SYMBION includes in the heating accounts all costs payable for the supply of district heating, water and drainage charges, boiler man, electricity consumption, administration, supervision by engineer and repair work which does not take the form of new installations. Also included in the heating accounts are any costs for the heating of core areas and the costs for the preparation of heating accounts. Reference is made to annex 2 of the present lease.

The heating account period shall begin every year on June 1.

The total heating costs shall be apportioned upon the individual leases in proportion to their gross floorage.

SYMBION shall determine the expected share in the above costs of the individual leases, and THE SCIENCE PARK LESSEE shall be obliged together with the rent to pay on-account contributions therefor.

On-account contributions are payable in quarterly installments on each January 1, April 1, July 1 and October 1.

Upon the commencement of the lease the quarterly on-account contribution comes to DKK 10.195,20.

RUNNING EXPENSES
----------------

                               (S)12

In addition to the rent, THE SCIENCE PARK LESSEE shall pay certain running expenses. These are partly individual expenses which relate to the separate lease, but which cover work performed for all lessees on a joint basis by order of the Secretariat or consumption charges which are apportioned on the individual Science Park leases by the Secretariat on a pro rata basis, partly expenses which relate to the core areas, including consumption charges.

A.  Individual expenses
-----------------------

Ordinary consumption charges for the individual lease, such as e.g. electricity consumption shall be payable in accordance with the registrations of the meter in tenancies provided with a separate meter. Where no separate meter exists in the individual tenancy and, thus, several Science Park tenancies share a meter, apportionment shall be made on the basis of gross floorage.

The Secretariat shall arrange for the joint cleaning of all leases in the Science Park, and the total cleaning costs shall be apportioned, on the Science Park lessees in proportion to their gross floorage.

B.  Running expenses proper
---------------------------

In addition to the rent and based on its gross floorage, THE SCIENCE PARK LESSEE shall pay a pro rata share of SYMBION'S costs for joint cleaning, joint electricity, minor maintenance work on the property's core areas, etc., snow clearing and maintenance of outdoor areas, commercial property tax and sprinkler charges, the preparation of joint accounts, etc. Reference is made to annex 3 of the present lease.

SYMBION shall determine the estimated share in the expenses payable by the lease and THE SCIENCE PARK LESSEE shall be obliged to effect payment of such on-account contributions either on a monthly or quarterly basis together with the rent.

VAT
---

                               (S)13

SYMBION has effected voluntary VAT registration of the property both in relation to rent and all other services under the lease.

VAT shall be charged on all payments, irrespective of their nature. The present VAT rate is 25%.

It is further noted that under the current rules, THE SCIENCE PARK LESSEE shall pay VAT on the deposit.

SYMBION'S SECRETARIAT
---------------------

                               (S)14

On the Science Park premises SYMBION has set up an array of activities and services which, on certain conditions, are available to THE SCIENCE PARK LESSEE, with settlement of the individual consumption thereof by Science Park lessees being effected in the way chosen by SYMBION alone.

SYMBION will endeavor to arrange for an ongoing expansion of the facilities and services made available to the Science Park lessees.

MAINTENANCE AND CLEANING
------------------------

                               (S)15

Responsibility for all maintenance of the interior of the leased premises, including the maintenance of floors, windows, walls, ceilings, installations, etc., and also including the maintenance and cleaning of installations for the supply to the leased premises of water, electricity and drainage, shall be vested in THE SCIENCE PARK LESSEE.

Where as a result of the activities of the SCIENCE PARK LESSEE acids and any other harmful substances are discharged, the maintenance obligation upon THE SCIENCE PARK LESSEE shall include the discharge system therefor as well as waste pipes and all kinds of equipment fixed into the leased premises.

In the event that SYMBION discovers insufficient maintenance in cases where such maintenance is the responsibility of THE SCIENCE PARK LESSEE, THE SCIENCE PARK LESSEE shall immediately upon demand by SYMBION arrange for the execution of the maintenance and repair work for which he is responsible.

                               (S)16

THE SCIENCE PARK LESSEE shall not without prior consent from SYMBION perform any building alterations of the leased premises. SYMBION'S reply to, and possible approval of, a request therefor shall be given at the earliest possible convenience.

Where building alterations have been made by THE SCIENCE PARK LESSEE with the consent of SYMBION, the former shall arrange for the restoration to their original state of the leased premises upon his moving out, unless a special agreement is entered into to the effect that SYMBION shall take over the alterations and the related installations or other material related thereto. Similarly, THE SCIENCE PARK LESSEE shall be obliged to repair all holes and other marks caused by the fastening of fittings, operating equipment, etc.

                               (S)17

For the purpose of coordination of the different installations, THE SCIENCE PARK LESSEE shall be obliged to, and shall agree to, have any special fittings performed by consultant technicians appointed by SYMBION. The technicians' fee shall be paid by THE SCIENCE PARK LESSEE.

THE ENVIRONMENT
---------------

                               (S)18

It is specifically stated that, both in relation to SYMBION and to public authorities and third parties, responsibility for obtaining the necessary and sufficient environmental permits for the activities undertaken on the leased premises and all their installations shall be vested in THE SCIENCE PARK LESSEE who shall also be responsible for the operation of the undertaking within this framework.

SIGN DISPLAY, ETC.
------------------

                               (S)19

To allow guests and visitors to the premises to get an overview of the building, THE SCIENCE PARK LESSEE shall be obliged to effect sign display in accordance with the instructions of SYMBION in the general sign display areas designated for that purpose.

In order to allow for i.a. public regulations, sign display on the property shall be effected only as indicated by SYMBION.

All costs arising out of the display of signs by THE SCIENCE PARK LESSEE shall be paid by THE SCIENCE PARK LESSEE.

No installations of any kind, including sunblinds, signs and the like, and radio and television aerials, shall be affixed to the exterior of the building without explicit prior consent thereto from SYMBION. Such consent shall be given by SYMBION only if the requests comply with the general rules fixed by SYMBION for the Science Park lessees. Where such installations have been affixed by THE SCIENCE PARK LESSEE, all traces thereof shall be removed upon his moving out if SYMBION so requires.

INTERNAL RELOCATION OF LESSEE
-----------------------------

                               (S)20

Because of the special nature of the Science Park it is of vital importance that Science Park tenancies be arranged in an appropriate manner, both in relation to existing installations and floorage requirements, competition, etc., and SYMBION shall endeavour to arrange a suitable lay-out for the Science Park property.

Where circumstances of importance to SYMBION speak in favour of the relocation of a Science Park Lessee to another tenancy in the property, SYMBION may request THE SCIENCE PARK LESSEE to undertake such relocation at 4 months' notice.

All documented costs arising out of such relocation and the furnishing of the new tenancy to correspond to the one surrendered shall be paid by SYMBION, with costs being incurred subject to agreement with SYMBION.

In the event that THE SCIENCE PARK LESSEE does not wish to accept such relocation, he may claim termination of the Science Park lease on the date notified, in which case SYMBION shall be obliged to effect reimbursement for all documented costs paid by THE SCIENCE PARK LESSEE in relation to furnishings of the Science Park premises surrendered and all expected relocation costs, subject to documentation therefor.

SUB-LEASES, COMPENSATION
------------------------

                               (S)21

In no respect shall THE SCIENCE PARK LESSEE be entitled to assign sub-leases in the leased premises, wholly or partially, nor shall THE SCIENCE PARK LESSEE be entitled to compensation.

MOVING OUT
----------

                               (S)22

Upon the termination of the Science Park lease, the leased premises and attendant installations and equipment shall be emptied and yielded up in a clean and tidy condition and in good and tenantable repair. THE SCIENCE PARK LESSEE shall not be obliged to yield up the leased premises in a better condition than when he took them.

When he moves out, any furnishing and fittings of the leased premises and their installations made by THE SCIENCE PARK LESSEE shall go to SYMBION free of charge, unless restoration of the premises is claimed by SYMBION.

THE SCIENCE PARK LESSEE shall reimburse to SYMBION any costs arising out of the cleaning and tidying of the leased premises and any repair or restoration work necessary for them to appear in a good and tenantable condition. Also, THE SCIENCE PARK LESSEE shall pay rent for the period required for such work.

INSURANCE AND RISK
------------------

                               (S)23

SYMBION shall be responsible for taking out an insurance against fire on the property. Insurance of chattels and furnishings belonging to THE SCIENCE PARK LESSEE shall be of no concern to SYMBION.

Where due to their nature the activities undertaken by THE SCIENCE PARK LESSEE require payment of an additional insurance premium, THE SCIENCE PARK LESSEE shall be obliged upon request to reimburse SYMBION for such additional premium.

SYMBION disclaims all liability in relation to any losses of profit or other losses sustained, by THE SCIENCE PARK LESSEE due to the destruction or deterioration of the property, the furniture or the equipment because of fire, burglary or otherwise, and SYMBION disclaims all liability for the furniture and equipment of the lessee.

DEPARTURE FROM THE PROVISIONS OF THE DANISH RENT ACT
----------------------------------------------------

                               (S)24

As regards any matters in the legal relationship between lessor and lessee for which no provisions are made in the present lease, reference is made to the provisions of the Danish Rent Act. Thus, the lessee is aware that the provisions of the present lease deviate from those of the Danish Rent Act to the effect that the present lease places upon the lessee more far-reaching obligations and less far-reaching rights vis-a-vis the lessor than those provided by the above Act. It is emphasized in this connection that a Science Park lease has a special nature and that in particular the character of the activities undertaken by THE SCIENCE PARK LESSEE within the framework of the Science Park shall determine whether such lease may continue.

To the extent that no special provision has been made in the above individual lease, reference is made to the enclosed specimen lease form approved by the Ministry of Housing on November 19, 1979.

COSTS
-----

                               (S)25

All costs arising out of the drafting of the present lease in relation to stamping, shall be paid by THE SCIENCE PARK LESSEE.

DATE:  14/4/97                            DATE:  6/4/97



ADMINISTRATOR:                            LESSEE:

ANNEX. 1.


In accordance with (S) (S) 7-9 of the lease the annual rent for a lease of 377,60 gross sq.m. will increase on the following scale when a rise of 3% p.a. is taken into account:

Initial rent                  DKK ........... 432.299,14
As of 1st. of January 1998    DKK ........... 445.268,11
As of 1st. of January 1999    DKK ........... 458.626,15
As of 1st. of January 2000    DKK ........... 472.384,93
As of 1st. of January 2001    DKK ........... 486.556,48
As of 1st. of January 2002    DKK ........... 501.153,17
As of 1st. of January 2003    DKK ........... 516.187,77
As of 1st. of January 2004    DKK ........... 531.673,40
As of 1st. of January 2005    DKK ........... 547.623,60
As of 1st. of January 2006    DKK ........... 564.052,31
As of 1st. of January 2007    DKK ........... 580.973,88
As of 1st. of January 2008    DKK ........... 598.403,10
As of 1st. of January 2009    DKK ........... 616.355,19

ANNEX. 2.


In accordance with (S) 11 of the lease the following expenses are estimated in connection with the heating accounts.

Fuel costs                            DDK ........... 1.157.000
Maintenance and supervision           DDK ...........    82.000
Administration of heating accounts    DDK ...........    11.000
Boiler man                            DDK ...........   231.000
Water and drainage taxes              DDK ...........    93.000
VKO arrangement                       DKK ...........     5.000

Total heating expenses                DDK ........... 1.579.000
                                                      ---------



Heating expenses are paid according to the number of gross sq.m. which is calculated in proportion to the rented heated area, and estimated at DKK 108,00 per gross sq.m. p.a.

JOINT EXPENSES

ANNEX. 3 A

ESTIMATES, INDIVIDUAL EXPENSES
------------------------------

In accordance with (S) 12 A of the lease individual expenses are estimated as follows:

The charge for cleaning is at present DKK 10,35 per net sq.m. per month. Window cleaning - at present DKK 35,00 per Window (quarterly).
Cost of electricity depends on consumption.


ANNEX. 3 B

ESTIMATES, JOINT RUNNING EXPENSES PROPER
----------------------------------------

In accordance with (S) 12 B of the lease joint running expenses are estimated as follows:

Cleaning of core areas..........................  DDK .......   390.000
Window cleaning                                   DDK .......    25.000
Electricity consumption                           DDK .......   470.000
Security system and burglar alarm                 DDK .......   180.000
Maintenance of the property's core areas          DDK .......   186.000
Snow clearing and maintenance of outside areas    DDK .......    85.000
Preparation of joint accounts                     DDK .......    10.000
Insurance, contribution to the
public fire brigade                               DDK .......   185.000
Subscription to various property
maintenance services                              DDK .......    90.000
Commercial property tax                           DDK ....... 1.000.000
Caretaker                                         DKK .......   360.000
Sprinkler charges                                 DDK .......     9.000
                                                  ---         ---------

Total joint running expenses                      DDK ....... 2.990.000
                                                  ---         ---------

Joint expenses are paid in proportion to gross sq.m. at present DKK 200.00 per
                                                                ----------
gross sq.m. p.a.

                              SYMBION SCIENCE PARK
   FRUEBJERGVEJ 3 DK-2100 COPENHAGEN PHONE: +45 3917 9999 FAX: +45 3927 5521



                                    ALLONGE
                      to the Lease dated 1st of April 1997
         between Symbion A/S and the Lessee: AUDA Pharmaceuticals ApS.


We, the undersigned SYMBION A/S Fruebjergvej 3, DK-2100 Copenhagen, (hereinafter referred to as SYMBION), and the lessee and the co-signatory AUDA
PHARMACEUTICALS ApS (hereinafter referred to as THE SCIENCE PARK LESSEE), have agreed to following modifications to the Lease Agreement:

Because of the special nature of the Science Park Lessee, Symbion will allow a discount of DKK 544.86 per sq.m. gross (re: (S)7 in the lease agreement) excl. VAT; cost for supply of heating and running expenses.

As an exemption, the Lessee can be released from the Science Centre Lease to the end of month with a 6 month written notice.




Date:  14/4-97                           DATE:  6/4/97


                                           /s/
                                          ---------------------------

                                          LESSEE:  AUDA
                                          PHARMACEUTICALS ApS

For Symbion A/S


 /s/ Morten W. Wandborg
-----------------------